UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 4, 2017, Sears Holdings Corporation (the “Company”), through Sears, Roebuck and Co., Kmart Stores of Illinois LLC, Kmart of Washington LLC, Kmart Corporation, SHC Desert Springs, LLC, Innovel Solutions, Inc., Sears Holdings Management Corporation, Maxserv, Inc. and Troy Coolidge No. 13, LLC (collectively, “Borrowers”), entities wholly-owned and controlled, directly or indirectly by the Company, entered into an Amended and Restated Loan Agreement (the “Amended and Restated Loan Agreement”), which amended and restated its Loan Agreement, dated as of January 3, 2017 (as amended), with JPP, LLC and JPP II, LLC (collectively, the “Lenders”). Pursuant to the Amended and Restated Loan Agreement, the Borrowers borrowed an additional $100 million (the “Initial Incremental Loan”) from the Lenders. After giving effect to the Initial Incremental Loan, the aggregate principal amount outstanding under the Amended and Restated Loan Agreement was $499.4 million. Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc., which controls JPP, LLC and JPP II, LLC. Subject to the satisfaction of certain conditions, including pledging additional properties or other assets as collateral, up to an additional $100 million may be drawn by the Company prior to December 1, 2017 (the “Additional Incremental Loan”; and the Additional Incremental Loan, if any, together with the Initial Incremental Loan, the “Incremental Loans”). The Incremental Loans mature on April 3, 2018. The original loans under the Amended and Restated Loan Agreement continue to mature on July 20, 2020. The Company expects to use the proceeds of the Incremental Loans for general corporate purposes.

The Incremental Loans will have an annual interest rate of 11%, with accrued interest payable monthly. No upfront or funding fees will be paid in connection with the Incremental Loans. As with the existing loans under the Amended and Restated Loan Agreement, the Initial Incremental Loan is guaranteed by the Company and is currently secured by a first priority lien on 61 real properties owned by the Borrowers.

The Amended and Restated Loan Agreement includes certain representations and warranties, indemnities and covenants, including with respect to the condition and maintenance of the real property collateral. The Amended and Restated Loan Agreement has certain events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the Lenders may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights they might have under the Amended and Restated Loan Agreement and related documents (including against the collateral), and require the Borrowers to pay a default interest rate equal to the greater of (i) 2.5% in excess of the base interest rate and (ii) the prime rate plus 1%.

The Amended and Restated Loan Agreement permits the Lenders to syndicate or participate all or a portion of the outstanding loans, and the Lenders have advised the Borrowers that they are amenable to syndicating all or a portion of the Incremental Loans to third parties on the same terms.

The foregoing description of the Incremental Loans and the Amended and Restated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Amended and Restated Loan Agreement, dated as of October 4, 2017, among Sears Roebuck and Co., Kmart Stores of Illinois LLC, Kmart of Washington LLC, Kmart Corporation, SHC Desert Springs, LLC, Innovel Solutions, Inc., Sears Holdings Management Corporation, Maxserv, Inc. and Troy Coolidge No. 13, LLC collectively as borrower, and JPP, LLC and JPP II, LLC, collectively as initial lender.

Private Securities Litigation Reform Act of 1995 –

Cautionary Statement Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements about the Company’s ability to draw the remaining $100 million of Additional Incremental Loan contemplated by the Amended and Restated Loan Agreement. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, those discussed in this Form 8-K and those discussed in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company intends the forward-looking statements to speak only as of the time made and does not undertake to update or revise them as more information becomes available, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Robert A. Riecker
Chief Financial Officer

Date: October 5, 2017

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